UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bill Chase as Director

On April 14, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Intellia Therapeutics, Inc. (the “Company”), the Board appointed Bill Chase, M.B.A., as a Class III director, with a term expiring at the 2025 annual meeting of stockholders. The Board determined that Mr. Chase is independent and an “audit committee financial expert” under the listing standards of Nasdaq.

Mr. Chase has over three decades of strategic and financial management experience at leading life science companies. He previously served as Executive Vice President and Chief Financial Officer of AbbVie Inc., following the company’s successful spinout from Abbott Laboratories, in 2012 until 2018. He then went on to serve as Executive Vice President, Finance and Administration from October 2018 to July 2019. Prior to his tenure at AbbVie Inc., Mr. Chase spent almost 25 years in financial management positions of increasing seniority at Abbott Laboratories, including Corporate Vice President, Licensing & Acquisitions; Corporate Vice President and Treasurer; and Divisional Vice President and Controller of Abbott International. He also serves on the board of Parexel International Corporation, one of the industry’s largest clinical research organizations. Mr. Chase holds a bachelor’s degree in finance from the University of Illinois and a Master of Business Administration from the University of Chicago Booth School of Business.

Mr. Chase does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Chase and any other person pursuant to which he was elected as a director of the Company.

As a non-employee director, Mr. Chase will receive cash compensation paid by the Company pursuant to its non-employee director compensation program. In addition, under the Company’s director compensation program, upon his election as a director on April 14, 2023, Mr. Chase was granted an option to purchase 14,931 shares of the Company’s common stock at an exercise price per share of $38.16 as well as 10,483 restricted stock units. These awards vest as to 33 1/3% of the total award one year after the date of grant and thereafter in substantially equal quarterly installments during the subsequent two years, subject to continued service through such date, and would become exercisable in full upon the occurrence of a change in control of the Company. Mr. Chase will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Chase for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as one of our directors.

Item 7.01	Regulation FD Disclosure.

On April 17, 2023, the Company issued a press release announcing Mr. Chase’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: April 17, 2023	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President